UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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HEALTHSTREAM, INC.

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HEALTHSTREAM, INC.
209 10TH Avenue South, Suite 450
Nashville, Tennessee 37203
(615) 301-3100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 25, 2006

Dear Shareholder:
     On Thursday, May 25, 2006, HealthStream, Inc. will hold its 2006 annual meeting of shareholders at 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203. The meeting will begin at 2:00 p.m., Central Daylight Time.
     Only shareholders that own our common stock at the close of business on April 4, 2006 may vote at this meeting. A list of our shareholders will be available at our principal executive offices at 209 10th Avenue South, Suite 450, Nashville, Tennessee, during ordinary business hours beginning two days after this notice of the annual meeting is first sent to shareholders. At the meeting, we will consider the following proposals:
     1. to elect three (3) Class III directors to hold office for a term of three (3) years and until their respective successors have been duly elected and qualified and to elect one (1) Class II director to hold office for a term of two (2) years and until his respective successor is duly elected and qualified; and
     2. to transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.
     Our 2005 Annual Report to Shareholders is being mailed to shareholders with this proxy statement. The annual report is not part of the proxy solicitation materials.
     Cameras and recording devices are not permitted at the meeting. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

By Order of the Board of Directors, Robert A. Frist, Jr. Chief Executive Officer

Nashville, Tennessee
April 25, 2006

HEALTHSTREAM, INC.
209 10TH AVENUE SOUTH, SUITE 450
NASHVILLE, TENNESSEE 37203

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 25, 2006

APPENDIX A: RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF HEALTHSTREAM, INC.

QUESTIONS AND ANSWERS

1.	Q: WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At HealthStream’s annual meeting, shareholders will act upon the election of three (3) Class III directors and one (1) Class II director and any other matters that may properly come before the meeting. In addition, our management will respond to questions from shareholders.

2.	Q: WHEN WAS THIS PROXY STATEMENT MAILED TO SHAREHOLDERS?

A:	This proxy statement was first mailed to shareholders on or about April 25, 2006.

3.	Q: WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made and paid for by HealthStream. In addition, we have retained SunTrust Bank, Georgeson Shareholder and Corporate Election Services to assist in the solicitation. We will pay these entities approximately $1,800 plus out-of-pocket expenses for their assistance. Our directors, officers and other employees not specially employed for this purpose may also solicit proxies by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

4.	Q: ON WHAT MATTERS MAY I VOTE?

A:	You may vote on the election of three (3) Class III directors and one (1) Class II director to our board of directors.

5.	Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?

A:	The board recommends that you vote FOR each of the director nominees.

6.	Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:	We do not know of any business to be considered at the 2006 annual meeting other than the election of three (3) Class III directors and one (1) Class II director to our board of directors. If any other business is presented at the annual meeting, your signed proxy card gives authority to Robert A. Frist, Jr., our Chief Executive Officer, and Susan A. Brownie, our Senior Vice President, Chief Financial Officer and Secretary, or either of them, to vote on such matters at their discretion.

7.	Q: WHO IS ENTITLED TO VOTE?

A:	Only shareholders of record at the close of business on April 4, 2006 (the record date) may vote at this meeting. As of the record date, there were approximately 21,654,458 shares of our voting common stock outstanding. The shares were held by 191 holders of record. Every shareholder is entitled to one vote for each share of common stock the shareholder held of record on the record date.

8.	Q: HOW DO I VOTE?

A:	You may vote by signing and dating the proxy card you receive and returning it in the enclosed prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposal. You have the right to revoke your proxy at any time before the meeting by:
•	notifying our Senior Vice President, Chief Financial Officer and Secretary, Susan A. Brownie, at 209 10th Avenue South, Suite 450, Nashville, TN 37203;

•	voting in person; or

•	submitting a later-dated proxy card.

9.	Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	No, if you are a registered shareholder you may vote by following the instructions included with your proxy card.

If your shares are held by your broker, often referred to as in “street name,” please check your proxy card or contact your broker or nominee to provide direction for voting.

10.	Q: WHAT IS THE VOTE REQUIRED TO APPROVE THE PROPOSAL?

A:	Each of the director nominees must receive affirmative votes from a plurality of the shares voting to be elected.

11.	Q: WHAT IS A “QUORUM”?

A:	A “quorum” is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for business to be conducted at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

12.	Q: WHAT IF I ABSTAIN FROM VOTING?

A:	If you attend the meeting or send in your signed proxy card but abstain from voting on the proposal, you will be counted for purposes of determining whether a quorum exists. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome.

13.	Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A:	If your shares are held by your broker, often referred to as in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. The Nasdaq National Market rules provide that brokers and nominees may not exercise their voting discretion on certain non-routine matters without receiving instructions from the beneficial owner of the shares. Therefore, if you do not issue instructions to your broker, your broker is not allowed to exercise his or her voting discretion on certain non-routine matters and will return a proxy card with no vote (the “non-vote”) on the non-routine matter. In cases of a broker non-vote, the vote is treated as a vote against the related matter. For the remainder of issues, including election of directors, your broker will vote your shares at his or her discretion on your behalf.

14.	Q: WHAT IS THE EFFECT OF A BROKER NON-VOTE?

A:	A broker non-vote is treated as a vote against certain non-routine matters. Because directors are elected by a plurality of the votes cast by shareholders represented and entitled to vote at the Annual Meeting, “non-votes” are not considered in the election.

15.	Q: WHO WILL COUNT THE VOTES?

A:	A representative of our transfer agent, SunTrust Bank, Atlanta, will count the votes and act as inspector of elections.

16.	Q: WHO MAY ATTEND THE ANNUAL MEETING?

A:	Shareholders of record on April 4, 2006 may attend the meeting. “Street name” holders will need to bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Cameras and recording devices are not permitted at the meeting.

17.	Q: WHEN ARE SHAREHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2007 ANNUAL MEETING?

A:	Any shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Secretary, HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203, prior to the close of business on December 26, 2006.

18.	Q: WHEN ARE OTHER SHAREHOLDER PROPOSALS DUE?

A:	Our Bylaws contain an advance notice provision that requires that a shareholder’s notice of a proposal to be brought before an annual meeting must be timely. In order to be timely, the notice must be addressed to our Secretary and delivered or mailed and received at our principal executive offices not less than 120 days prior to the first anniversary of the date this notice of annual meeting was provided to shareholders.

19.	Q: HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

A:	We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, excluding certain of its exhibits, without charge to any shareholder who makes a written request to Investor Relations Department, HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 or an oral request by calling (615) 301-3237. The Company’s Annual Report on Form 10-K and various other filings also may be accessed on the World Wide Web at www.healthstream.com or www.sec.gov. A copy of our Annual Report on Form 10-K for the year ended December 31, 2005, excluding certain of its exhibits, is being mailed with this proxy statement.

STOCK OWNERSHIP
     The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2006 (unless otherwise noted), for:
•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.
     The percentages of shares outstanding provided in the table are based on 21,587,532 shares outstanding as of March 31, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2006 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors and executive officers listed below is c/o HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203.

	Number of
Name	Shares		Percent
Robert A. Frist, Jr.	5,672,190	(1)	26.3%
T. Rowe Price Associates, Inc.	2,466,700	(2)	11.4%
Morgan Stanley Dean Witter & Co.	1,188,740	(3)	5.5%
Jeffrey L. McLaren	357,180	(4)	1.7%
Arthur E. Newman	343,500	(5)	1.6%
Fred Perner	245,188	(6)	1.1%
Frank Gordon	227,386	(7)	1.1%
Susan A. Brownie	171,061	(8)	*
James F. Daniell	92,523	(9)	*
Thompson S. Dent	84,194	(10)	*
William W. Stead	58,500	(11)	*
Linda Rebrovick	42,000	(12)	*
Ronald Hinds	25,000	(13)	*
Michael Shmerling	—		—
All directors and executive officers as a group (12 persons)	7,318,722	(14)	33.9%

*	Less than one percent.

(1)	Includes 122,250 shares issuable upon exercise of options.

(2)	100 East Pratt Street, Baltimore, Maryland 21202-1009. Based upon information set forth in Schedule 13G filed with the SEC on February 14, 2006 jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price New Horizons Fund,

Inc. (“New Horizons”), these shares are held by various individual and institutional investors for which Price Associates and New Horizons serve as investment advisor with power to direct investments and/or sole power to vote the shares. Price Associates and New Horizons disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in those shares.

(3)	1585 Broadway, New York, New York 10036. Morgan Stanley Venture Partners III, L.P. owns 999,284 common shares. Morgan Stanley Venture Investors III, L.P. owns 95,947 common shares. The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. owns 43,709 common shares. Morgan Stanley Venture Partners III, L.L.C. (the “General Partner”) owns options to purchase 49,800 common shares. The General Partner is the general partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. (collectively, the “Funds”), and, as such, has the power to vote or direct the vote and to dispose or direct the disposition of all of the shares held by the Funds. Morgan Stanley Venture Capital III, Inc. is the institutional managing member of the General Partner, and, as such, shares, together with the remaining managing members, the power to direct the actions of the General Partner. Morgan Stanley Dean Witter & Co., as the sole stockholder of Morgan Stanley Venture Capital III, Inc., controls the actions of Morgan Stanley Venture Capital III, Inc.

(4)	Includes 66,625 shares issuable upon exercise of options.

(5)	Includes 313,000 shares issuable upon exercise of options.

(6)	Includes 228,500 shares issuable upon exercise of options. Mr. Perner left the Company on March 13, 2006 and as of such time he owned 16,688 shares of our common stock, including shares acquired though the exercise of stock options. Mr. Perner continues to hold options that expire on June 11, 2006.

(7)	136,000 of these shares are held by Crofton Capital. Mr. Gordon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares. 11,386 of these shares are held by The Joel Company. Mr. Gordon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares. Also includes 25,000 shares issuable upon exercise of options.

(8)	Includes 145,385 shares issuable upon exercise of options.

(9)	Includes 52,575 shares issuable upon exercise of options.

(10)	Includes 54,800 shares issuable upon exercise of options.

(11)	Includes 54,800 shares issuable upon exercise of options.

(12)	Includes 42,000 shares issuable upon exercise of options.

(13)	Includes 25,000 shares issuable upon exercise of options.

(14)	Includes 1,129,935 shares issuable upon exercise of options.

ITEM ONE — ELECTION OF DIRECTORS
     The Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. Directors who were elected by the Board of Directors to fill a vacancy in a class whose term expires in a later year are elected for a term equal to the remaining term for their respective class. The Fourth Amended and Restated Charter of the Company provides that each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The current Board of Directors is comprised of nine members. Three members of the Board of Directors will be elected as Class III directors and one member will be elected as a Class II director at the Annual Meeting.
     The Board of Directors has nominated and recommends to the shareholders, Robert A. Frist, Jr., Frank Gordon, and Ronald Hinds for election as Class III directors to serve until the annual meeting of shareholders in 2009 and until such time as their respective successors are duly elected and qualified. The Board of Directors has nominated and recommends to the shareholders, Michael Shmerling as a Class II director to serve until the annual meeting of shareholders in 2008 and until such time as his respective successor is duly elected and qualified. Messrs. Frist, Gordon and Hinds are currently Class III directors of the Company having been previously elected by the shareholders. Mr. Shmerling is currently a Class II director of the Company having been previously designated by the Board of Directors to fill a vacant board seat.
     If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to directors who are nominees for election at the Annual Meeting and with respect to continuing directors who are not nominees for election at the Annual Meeting is set forth on the following pages.

     The directors shall be elected by a plurality of the votes cast in the election by the holders of the common stock represented and entitled to vote at the Annual Meeting.

Name	Age	Principal Occupation/Directorships	Director Since
Director Nominees

Class III Directors
(Term Expires 2009)
Robert A. Frist, Jr.	39	Robert A. Frist, Jr., one of our co-founders, has served as our chief executive officer and chairman of the board of directors since 1990. Mr. Frist serves on the board of directors of Hearing Planet, Inc., an online hearing aid distribution company. Mr. Frist graduated with a Bachelor of Science in business with concentrations in finance, economics and marketing from Trinity University.	1990

Frank Gordon	43	Mr. Gordon is managing partner of Crofton Capital LLP, a venture capital fund. From 1998 through 2004, Mr. Gordon served as vice president of development and managed care of MediSphere Health Partners, Inc., a health care services company. Mr. Gordon serves on the board of directors of Sy.Med Development, Inc. a healthcare provider credentialing application and data management company. Mr. Gordon earned a Bachelor of Science from the University of Texas in Austin and a Masters in Business Administration from Georgia State University.	2002

Ronald Hinds	58	Mr. Hinds was executive vice president and chief financial officer of Renal Care Group, Inc., a dialysis services company, from 1995 through 1999. He was an audit partner with Deloitte & Touche LLP from 1981 to 1994 where he managed the health care practice of the Nashville office. During his tenure at Deloitte & Touche, Mr. Hinds served as a Regional Health Care Partner. Mr. Hinds is a certified public accountant who received his Bachelor of Science in accounting with a minor in economics from Middle Tennessee State University.	2003

Name	Age	Principal Occupation/Directorships	Director Since
Director Nominees

Class II Director
(Term Expires 2008)
Michael Shmerling	50	Mr. Shmerling is Chairman of Xebec Management, Inc., a operations management and consulting firm. Mr. Shmerling has also served as a senior advisor to Kroll’s Background Screening Group, a Marsh & McLennan Company since August 2005. From August 2004 through August 2005, Mr. Shmerling served as Chairman of Kroll’s Background Screening Group. From May 2001 until July 2004, Mr. Shmerling served as Executive Vice President of Kroll, Inc. as well as serving on Kroll’s Board of Directors. Mr. Shmerling was a co-founder of Background America Inc. (BAI) in 1995, which was sold to The Kroll-O’Gara Company in June 1999. Mr. Shmerling serves on the board of directors of Capital Bank & Trust Co., a financial institution, as well as several non-profit organizations. Prior to founding BAI, Mr. Shmerling spent over 16 years in public accounting and the privatized criminal justice industry. Mr. Shmerling received a Bachelor of Accountancy from the University of Oklahoma.	2005

Name	Age	Principal Occupation/Directorships	Director Since
Continuing Directors
Class I Directors
(Term Expires 2007)
Thompson S. Dent	56	Mr. Dent has served as president and chief executive officer of MedTel International Corporation, an international diagnostic imaging company based in Nashville, TN, since June 2004. Mr. Dent is a co-founder of PhyCor, Inc., a physician practice and IPA management company. Mr. Dent served as chairman of the board and chief executive officer from June 2000 to February 2002 at which time he transitioned out of the company and continued as its chairman until August 2002. From October 1998 to June 2000 Mr. Dent was the company’s chief operating officer and president. As a co-founder of the company Mr. Dent served as executive vice president, from the inception of PhyCor until October 1998 and also served as PhyCor secretary from 1991 to October 1998. Previous to this Mr. Dent was an officer in several healthcare companies including companies involved in hospital management, managed care, employee benefits, and outpatient services. Mr. Dent holds a Masters in Healthcare Administration from The George Washington University and a Bachelors degree in Business from Mississippi State University. On January 31, 2002, PhyCor and certain of its subsidiaries filed a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code. The Chapter 11 reorganization plan captioned In re PhyCor, Inc., et. al., Case No. 02-40278 (PcB) in the U.S. Bankruptcy Court for the Southern District of New York, was confirmed on July 31, 2002.	1995

James F. Daniell, M.D.	62	Dr. Daniell has maintained a private medical practice at Centennial Medical Center in Nashville since 1984. A founding member of the Society for Reproductive Surgeons, he served as past president of the International Society of Gynecologic Endoscopy and the Nashville OB/GYN Society. Dr. Daniell is also chairman of the board of Safer Sleep LLC, a health care and technology company. Dr. Daniell holds a Bachelor of Science from David Lipscomb University and an M.D. from the University of Tennessee.	1995

William W. Stead, M.D.	57	Dr. Stead has served as associate vice chancellor for health affairs and chief information officer of Vanderbilt University Medical Center since 1991. Dr. Stead is also a director of NetSilica, an healthcare information technology company. He is a founding fellow of the American College of Medical Informatics and the American Institute for Engineering in Biology and Medicine and a member of the Institute of Medicine of the National Academy of Sciences and Computer Science and Telecommunication Board of the National Research Council. He served as a presidential appointee to the Systemic Interoperability Commission. He is past Chairman, Board of Regents, National Library of Medicine, of the American Association for Medical Systems and Informatics, and of the American College of Medical Informatics. Dr. Stead earned a Bachelor of Arts in chemistry and an M.D. from Duke University.	1998

Name	Age	Principal Occupation/Directorships	Director Since
Continuing Directors

Class II Directors
(Term Expires 2008)
Linda Rebrovick	50	Ms. Rebrovick joined Dell Inc. as vice president of health care sales in May 2005. Prior to joining Dell, Ms. Rebrovick was executive vice president and chief marketing officer of BearingPoint, Inc., formerly KPMG Consulting, Inc. from January 2001 to May 2005. Ms. Rebrovick was an executive vice president of KPMG Consulting’s Health Care Consulting division from February 2000 to January 2001. Ms. Rebrovick was a national managing partner of KPMG LLP’s Health Care Consulting division, served on its board of directors and was the chair of its board process and evaluation committee from 1997 to 2000. Ms. Rebrovick previously served on the board of directors and audit committee of Pinnacle Financial Partners, a financial institution. Prior to joining KPMG LLP, Ms. Rebrovick spent 16 years in various sales, management and executive positions at IBM Corporation. Ms. Rebrovick received a Bachelor of Science in marketing from Auburn University.	2001
Class II Directors
(Term Expires 2008)
Jeffrey L. McLaren	39	Jeffrey L. McLaren is chief executive officer of Safer Sleep LLC, a health care and technology company. Mr. McLaren has also served as chief executive officer of Southern Genesis Inc., a management consulting company since October 2002. Mr. McLaren is one of our co-founders, served as our president from 1990 through November 2000 and as our chief product officer from 1999 through November 2000. Mr. McLaren graduated from Trinity University with a Bachelor of Arts in both business and philosophy.	1990

Corporate Governance
     Our business is managed under the direction of our Board of Directors. The Board of Directors delegates the conduct of the business to our senior management team. Directors have regular access to senior management. They may also seek independent, outside advice. The Board of Directors considers all major decisions. The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. The Board operates pursuant to our Corporate Governance Principles, a copy of which may be accessed in the governance section of our website at www.healthstream.com. Some of the directors also devote their time and attention to the Board of Directors’ principal standing committees. The Board of Directors has established three standing committees so that certain areas can be addressed in more depth than may be possible at a full board meeting. The committees, their primary functions and memberships are as follows:
     Audit Committee. The Audit Committee’s primary duties and responsibilities are to oversee the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; select, evaluate and compensate the Company’s independent auditors; oversee the independence and performance of the Company’s independent auditors and internal auditing functions; monitor compliance with the Company’s Code of Ethics for Executive Officers and Directors and Code of Conduct; monitor the reporting hotline; and provide an avenue of communication among the independent auditors, management and the Board of Directors.
     The Audit Committee operates pursuant to the terms of a Restated Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A and may be accessed in the governance section of our website at www.healthstream.com. Members of the Audit Committee during 2005 included Ronald Hinds and Frank Gordon, each of whom is independent within the meaning of the listing standards of Nasdaq and Rule 10A-3 of the Securities Exchange Act. John Dayani was on the audit committee through the first meeting in February 2005. Jeffrey McLaren joined the Audit Committee after the February 2005 meeting. Mr. Dayani and Mr. McLaren are both independent within the meaning of the listing standards of Nasdaq and Rule 10A-3 of the Securities Exchange Act. See “Audit Committee Report for 2005.”
     Compensation Committee. The Compensation Committee has the responsibility for reviewing and approving the salaries, bonuses, and other compensation and benefits of executive officers, establishing and reviewing board compensation, reviewing and advising management regarding benefits and other terms and conditions of compensation of management and administering the Company’s 2000 Stock Incentive Plan (the “2000 Stock Plan”). The Compensation Committee operates pursuant to the terms of a Compensation Committee Charter, a copy of which may be accessed in the governance section of our website at www.healthstream.com. Members of the Compensation Committee during 2005 included Thompson Dent and Frank Gordon, each of whom is independent within the meaning of the listing standards of Nasdaq. M. Fazle Husain was also on the Compensation Committee through April 29, 2005. Dr. Husain was independent within the meaning of the listing standards of Nasdaq. See “Compensation Committee Report for 2005.”
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in identifying and recommending individuals qualified to serve as directors of the Company, reviews the composition of the Board of Directors, reviews and recommends corporate governance policies for the Company and periodically evaluates the performance of the Board of Directors. The Nominating and Corporate Governance Committee operates pursuant to the terms of a Nominating and Corporate Governance Committee Charter, a copy of which may be accessed in the governance section of our website at www.healthstream.com. Members of the Nominating and Corporate Governance Committee during 2005 included Linda Rebrovick, James Daniell and William Stead, each of whom is independent within the meaning of the listing standards of Nasdaq.
     During 2005, our Board of Directors held six meetings, the Audit Committee held six meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held six meetings. Each incumbent director attended at least seventy-five percent of the board and committee meetings on which the director served. Our Chairman and Chief Executive Officer, Robert A. Frist, Jr., as well as Ronald Hinds, Frank Gordon, and Jeffrey L. McLaren attended last year’s annual shareholder meeting. Our Board of Directors has adopted a policy strongly encouraging all of our directors to attend the annual meeting of shareholders.
     Our Chairman and Chief Executive Officer proposes the agenda for the board meetings and presents the agenda to the Nominating and Corporate Governance Committee, which reviews the agenda with our Chairman and may raise other matters to be included in the agenda or at the meetings. All directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chairman and Chief Executive Officer and other members of senior management make presentations to the board at the meetings and a substantial portion of the meeting time is devoted to the Board of Directors’ discussion of and questions regarding these presentations.
     The independent directors meet in executive session (i.e. with no members of management present) periodically, in at least two regularly scheduled meetings each year. The Chair of the Nominating and Corporate Governance Committee has been designated by the independent directors to preside at these meetings.
Nominating Committee Process
     The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as members of the company’s Board of Directors as well as reviewing the qualifications and performance of incumbent directors to determine whether to recommend them to the Board of Directors as nominees for reelection. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), and local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, time availability, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.
     The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by shareholders. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Nominating and Corporate Governance Committee, HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203. Shareholder recommendations for nominees must include certain biographical and other information, which may be found in the Company’s Amended and Restated Bylaws, and the proposed nominee’s written consent to nomination. The recommendations must be delivered or mailed and received at our principal executive offices not less than 120 days prior to the first anniversary of the date this notice of annual meeting was provided to shareholders (December 26, 2006).
Communication with the Board of Directors
     Shareholders may communicate with any of the Company’s directors by writing to them c/o HealthStream, Inc., 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203. Shareholders may also communicate with our directors by sending an email to boardofdirectors@healthstream.com. Shareholders may communicate with the chair of any board committee by sending an email to auditchair@healthstream.com (Audit Committee), nomgovchair@healthstream.com (Nominating and Corporate Governance Committee) or compchair@healthstream.com (Compensation Committee), or with our outside directors as a group by sending an email to outsidedirectors@healthstream.com. Our Compliance Officer, Arthur Newman, reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Compliance Officer, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, financial reporting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee and handled in accordance with procedures established by the Audit Committee.
Independent Directors
     The Board of Directors has determined that Thompson S. Dent, James F. Daniell, William W. Stead, Linda Rebrovick, Frank Gordon, Jeffrey L. McLaren, Ronald Hinds, and Michael Shmerling do not have any relationship that, in the opinion of the Board, would interfere with the exercise of the Board member’s independent judgment in carrying out the responsibilities of a director and none of such directors has any relationship with the Company which would cause him or her to fail to meet the definition of “independent” under the listing standards of Nasdaq. All members of the standing committees of the Board of Directors are considered independent consistent with these rules.
Code of Conduct
     The Company has established a Code of Conduct that applies to all directors and employees of HealthStream, Inc. The purpose of the Code of Conduct is, among other things, to provide written standards for our directors and employees that are reasonably designed to support high standards of business and personal ethics in the discharge of their duties. A copy of the Code of Conduct may be accessed in the governance section of our website at www.healthstream.com.
Code of Ethics for Executive Officers and Directors
     The Company has established a Code of Ethics that applies to all executive officers and directors of HealthStream, Inc. The purpose of the Code of Ethics is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to promote: honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of the Code of Ethics, as well as any amendments to or waivers from the Code of Ethics, may be accessed in the governance section of our website at www.healthstream.com.

Designation of Financial Expert
     The Audit Committee of the Board of Directors has determined that all members of the Audit Committee are financially literate under the current listing standards of Nasdaq. The Board also determined that Ronald Hinds qualifies as an “Audit Committee Financial Expert” as defined by the regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002 and that Mr. Hinds is “independent” as that term is used in item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act.
Section 16(a) Beneficial Ownership Reporting Compliance
     We believe that during the 2005 fiscal year, all SEC filings of directors, officers and greater than ten-percent shareholders complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except as follows, (1) Fred Perner who failed to timely file one Form 4 reporting the transfer of common stock, (2) Thompson Dent who failed to timely file one Form 4 reporting the exercise of stock options, and (3) Michael Shmerling who failed to timely file Form 3 after becoming a director of the Company. This belief is based on our review of forms filed or written representations that no forms were required.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth information for fiscal years 2005, 2004 and 2003, regarding the compensation earned by the Chief Executive Officer and the other most highly compensated executive officers based on salary and bonus earned during 2005 (“Named Executive Officers”).

						Long-Term
						Compensation
		Annual Compensation				Award
				Other		Securities
				Annual		Underlying
Name and	Fiscal	Salary	Bonus	Compensa-		Options
Principal Position	Year	($)	($)(1)	tion ($)		(#)
Robert A. Frist, Jr., CEO	2005	148,750	3,000	10,000	(2)	56,000	(3)
	2004	137,508	—	—		50,000
	2003	96,250	10,000	—		—

Arthur E. Newman,	2005	174,583	3,000	15,462	(4)	32,000
Executive Vice President(5)	2004	168,958	—	29,000	(4)	40,000
	2003	157,500	23,154	21,500	(4)	50,000

Fred Perner,	2005	174,375	3,000	—		32,000
Senior Vice President(6)	2004	166,042	—	—		40,000
	2003	150,000	22,051	—		50,000

Susan A. Brownie, Senior	2005	149,167	3,333	—		32,000
Vice President, Chief	2004	136,006	—	—		28,000
Financial Officer and Secretary(5)	2003	125,000	14,069	—		20,000

(1)	Bonuses listed for each fiscal year relate to payments within a fiscal year of amounts related to the previous fiscal year.

(2)	Includes other compensation for the reimbursement of life insurance premiums beginning in 2005.

(3)	Options to purchase 32,000 shares of stock at an exercise price of $3.18 per share were granted to Mr. Frist on February 25, 2005. In addition, Mr. Frist was granted options to purchase an additional 50,000 shares at $3.18 per share contingent upon the achievement of certain revenue levels and other financial results. Since only a portion of the results were achieved, 24,000 options were issued based on 2005 results and have been treated as granted in 2005.

(4)	Includes other compensation, generally reimbursed travel and living expenses that are not deductible for income tax purposes.

(5)	Effective March 30, 2006, Mr. Newman was promoted to Executive Vice President and Mrs. Brownie was promoted to Senior Vice President and Chief Financial Officer.

(6)	Mr. Perner left the Company on March 13, 2006.

Options Granted During 2005
     The following table provides information related to options granted to the named executive officers during the 2005 fiscal year and the potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of the grant to the end of the option term. We have not issued stock appreciation rights to our executive officers.

Individual Grants
			Percent of			Potential Realizable
			Total			Value at Assumed
	Number of		Options			Annual Rate of Stock
	Securities		Granted to			Price Appreciation for
	Underlying		Employees	Exercise		Option Terms ($)(2)
	Options		in Fiscal	Price Per	Expiration
Name	Granted (#)		Year (1)	Share ($)	Date	5%	10%
Robert A. Frist, Jr. CEO	56,000	(3)	12.8%	$3.18	2/25/2013	$85,025	$203,650
Arthur E. Newman, Executive Vice President	32,000	(4)	7.3%	$3.18	2/25/2013	$48,586	$116,372
Fred Perner, Senior Vice President(5)	32,000	(4)	7.3%	$3.18	2/25/2013	$48,586	$116,372
Susan A. Brownie, Senior Vice President, Chief Financial Officer and Secretary	32,000	(4)	7.3%	$3.18	2/25/2013	$48,586	$116,372

(1)	The Company granted a total of 438,000 options to employees and directors during 2005.

(2)	These columns show the hypothetical gains of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the full eight-year terms of the options. The 5% and 10% assumed rates are specified in the rules of the SEC and do not present HealthStream Inc.’s estimated or projected future prices of HealthStream Inc.’s common stock.

(3)	Options to purchase 32,000 shares of stock at an exercise price of $3.18 per share were granted to Mr. Frist on February 25, 2005. In addition, Mr. Frist was granted options to purchase an additional 50,000 shares at $3.18 per share contingent upon the achievement of certain revenue levels and other financial results. Since only a portion of the results were achieved, 24,000 options were issued based on 2005 results and have been treated as granted in 2005. 14,000 of these shares are exercisable as of February 25, 2006, 14,000 of these shares are exercisable as of February 25, 2007, 14,000 of these shares are exercisable as of February 25, 2008, and 14,000 of these shares are exercisable as of February 25, 2009.

(4)	8,000 of these shares are exercisable as of February 25, 2006, 8,000 of these shares are exercisable as of February 25, 2007, 8,000 of these shares are exercisable as of February 25, 2008, and 8,000 of these shares are exercisable as of February 25, 2009.

(5)	Mr. Perner left the Company on March 13, 2006. Mr. Perner was provided a 90 day extension after his departure date to exercise vested options to purchase 228,500 shares.

Aggregated Option Exercises During 2005 and Fiscal Year End Option Values
     The following table provides information related to options exercised by the named executive officers during the 2005 fiscal year and the number and value of options held at fiscal year end. We have not issued stock appreciation rights or warrants to our executive officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money
	Acquired		Options at Fiscal		Options At Fiscal
	On	Value	Year End (#)		Year-End ($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert A Frist, Jr. CEO	47,915	$33,541	95,750	93,500	$—	$—
Arthur E. Newman, Executive Vice President	—	—	282,500	87,000	141,815	61,200
Fred Perner, Senior Vice President	—	—	198,000	87,000	154,115	55,825
Susan A. Brownie, Senior Vice President, Chief Financial Officer and Secretary	21,300	30,742	116,635	71,750	12,327	40,040

Equity Compensation Plan Information
     The following table provides information related to securities available and outstanding under the Company’s equity compensation plans as of the end of the 2005 fiscal year:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in the
Plan Category	and rights	and rights	first column)
Equity compensation plans approved by security holders	2,770,415	$3.44	2,441,793

Equity compensation plans not approved by security holders	—	—	—

Total	2,770,415	$3.44	2,441,793
Directors’ Compensation
     We pay each member of the board, who is not an officer or employee of the company, $1,000 for each board meeting personally attended or attended via teleconference. In addition, we pay non-employee board members $500 for each board committee meeting personally or telephonically attended and pay committee chairpersons $1,000 for each board committee meeting attended. During 2005, we also granted 5,000 options to each non-employee director of the company with an exercise price equal to the fair market value of our common stock on the date of grant in addition to options issued pursuant to the provisions of the 2000 Stock Plan as discussed below. We provide our Audit Committee Chairman with an annual payment of $20,000, paid quarterly, and options to purchase 10,000 shares of common stock in lieu of the meeting-based fees and option grants provided to other board members.
     Prior to October 2003, we did not pay cash fees to directors for attendance at meetings. We have historically reimbursed our directors for out-of-pocket expenses related to attending meetings of the Board of Directors. Non-employee directors are eligible to receive stock option grants under the 2000 Stock Plan. Each year, immediately following the date of our annual shareholders’ meeting, assuming enough shares are available under the 2000 Stock Plan, each non-employee director is automatically granted options to purchase 5,000 shares of our common stock, except for our Audit Committee Chairman, who is granted options to purchase 10,000 shares of our common stock. The exercise price is equal to the fair market value of our common stock on the date of grant, and these options vest immediately upon grant.

     During 2000, upon the effectiveness of our initial public offering, each of our non-employee directors was granted options to purchase 10,000 shares of our common stock at the initial public offering price. These options vested immediately upon grant. Upon election to the Board of Directors during 2003, Mr. Hinds was granted an option to purchase 10,000 shares of common stock at the fair market value of our common stock on the date of grant. This option was immediately exercisable. Upon the election of Ms. Rebrovick to the Board of Directors during 2001, she was granted an option to purchase 15,000 shares of common stock at the fair market value of our common stock at the date of grant. This option vests in five equal annual installments beginning on the first anniversary of the date of grant.
     Employee directors are not eligible for any compensation for service on the board or its committees.
Employment Agreement
     During 2005, the Compensation Committee approved an annual compensation rate of $150,000 for Robert A. Frist, Jr. We maintain an employment agreement with Robert A. Frist, Jr. our chief executive officer, the term of which is automatically extended for successive one year periods unless on or before a date that is 90 days prior to the expiration of the employment term either the Company or Mr. Frist shall have given written notice to the other of its or his intention not to further extend the employment term, in which case the employment agreement shall expire and terminate at the end of the extended employment term. Mr. Frist is also entitled to participate in any bonus program or stock option plan that is generally available to our officers or senior management. In addition, Mr. Frist is eligible for reimbursement of life insurance coverage in an amount not to exceed $10,000 annually. Under this employment agreement, Mr. Frist has agreed not to compete with us and not to solicit our customers or employees for one year after his employment is terminated, with limited exceptions. Mr. Frist is entitled to severance benefits if we terminate him without cause. He is also entitled to severance benefits if he resigns for good reason after a change in control, if he resigns upon the occurrence of a material change in the terms of his employment or if he resigns upon the occurrence of a material breach of the agreement by the Company. If any such termination occurs, Mr. Frist will be entitled to a severance benefit equal to 1.5 times the most recent recommended salary by our Compensation Committee for him. In addition, if Mr. Frist terminates his employment for good reason after the occurrence of a change in control, all options, shares and other benefits will fully vest immediately.
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee are responsible for determining executive compensation and stock option grants to executive officers. During 2005, the following directors served on the Compensation Committee: Thompson Dent and Frank Gordon. In addition, M. Fazle Husain served during the first meeting in February 2005. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executive serves on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Certain Relationships and Related Transactions
     Fred Perner’s employment with the Company ended on March 13, 2006. In connection with his departure, the Company agreed to provide a 90 day extension of the time to exercise vested options (from the last day of employment) held by him, consistent with the terms of the 2000 Stock Plan.
Company Stock Performance
     The graph below compares the cumulative total shareholder return on our common stock since December 31, 2000, with the cumulative total return of companies on the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Index over the same period (assuming the investment of $100 in our common stock, the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Index on December 31, 2000 (for our stock and the indices) and reinvestment of all dividends).
Cumulative Total Return (1)

	Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05

HEALTHSTREAM, INC.	100.00	110.00	141.00	260.00	268.00	233.00

NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73

NASDAQ COMPUTER & DATA PROCESSING	100.00	85.09	62.20	80.62	94.66	94.83

*	$100 invested on 12/31/00 in stock or in index – including reinvestment of dividends. Fiscal year ending December 31.

COMPENSATION COMMITTEE REPORT FOR 2005
     The compensation of HealthStream’s executive officers is reviewed and approved annually by the Compensation Committee of the Board of Directors, currently comprised of two non-employee directors. In addition to reviewing and approving executive officers’ salary and bonus arrangements, the Compensation Committee establishes policies and guidelines for other benefits and administers the awards of stock and stock options pursuant to the Company’s 2000 Stock Plan. The Compensation Committee is assisted in making compensation decisions by the Company’s Chief Executive Officer (referred to in this report as the CEO).
Compensation Policies Applicable to Executive Officers
     The objectives of the Company’s executive compensation program are to:
•	attract, motivate and retain the executives responsible for the success of the Company;

•	reward key executives based upon corporate and individual performance; and

•	provide incentives designed to maximize shareholder value.
The Compensation Committee reviews the Company’s executive officer compensation program annually to ensure that the compensation paid to the Company’s executive officers is consistent with the Company’s business strategy, corporate culture and operating performance. The Compensation Committee also reviews the compensation policies of similarly situated companies to ensure that the Company’s compensation policies are competitive with other companies in the industry. The three primary components of the Company’s executive officer compensation program are a base salary, the potential for a performance-based annual bonus, and periodic grants of stock options.
     Base Salaries. Base salaries for the Company’s executive officers, as well as changes in such salaries, are based upon a number of factors, including:
•	recommendations by the CEO;

•	the nature of the executive officer’s position;

•	the committee’s subjective determination of the executive officer’s contribution to the performance of the Company;

•	the experience of the officer; and

•	the term of the officer’s employment with the Company.
The Company’s approach to base compensation is to offer competitive salaries in comparison to market practices for similarly sized companies. The CEO reviews all salary recommendations with the Compensation Committee, which then approves or disapproves such recommendations.

     In February 2005, the Compensation Committee reviewed the base salaries for the Company’s executive officers. (See separate discussion of CEO compensation below.) Based upon discussions with the CEO, the committee determined that the adjusted base compensation levels for the Company’s executive officers were competitive with the average base compensation levels of executive officers with similar responsibilities at comparable companies.
     Annual Bonuses. Annual bonuses were paid to the executive officers of the Company in March 2006 for fiscal 2005, which will be reflected in the 2007 proxy. The bonuses listed in the Summary Compensation Table were paid in fiscal 2005 related to fiscal 2004 results. The Compensation Committee has approved an officers’ compensation plan for 2006 that provides for the payment of bonuses based upon performance improvement above baseline earnings targets.
     Stock Options. In order to align the long-term interests of the executive officers with those of shareholders, the Compensation Committee from time to time awards stock options to the Company’s executive officers. The terms of these options, including the sizes of the grants, are determined by the Compensation Committee based upon the recommendations of the CEO and the committee’s subjective discretion. Awards of stock options to executive officers have been historically at then-current market prices and with periodic vesting over periods ranging up to four years.
     In 2005, the Compensation Committee granted stock options to purchase an aggregate of 152,000 shares to the Company’s executive officers. The options vest over a four-year period and are exercisable at the market price of the common stock on the date of grant. In addition, as described in the Options Granted During 2005 table and related footnotes, a portion of the options granted to our CEO were contingent upon the achievement of certain revenue levels and other financial results. Since only a portion of the results were achieved, only those options which were issued based on 2005 results have been treated as granted in 2005.
Chief Executive Officer Compensation
     In establishing the compensation of Robert A. Frist, Jr., the Company’s CEO, the Compensation Committee utilized the same compensation policies applicable to executive officers in general, however, Mr. Frist has elected to receive annual cash compensation at levels below the average base compensation levels of chief executive officers at comparable companies. Effective in 2005, Mr. Frist’s annual base salary was increased to $150,000.

Limitations on the Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a corporate deduction for compensation over $1.0 million paid to the Company’s CEO and any of the other four most highly compensated executive officers. The $1.0 million limitation applies to all types of compensation, including restricted stock awards and amounts realized upon the exercise of stock options and stock appreciation rights, unless the awards and plan under which the awards are made qualify as “performance based” under the terms of the Code and related regulations. Based on applicable tax regulations, any taxable compensation derived from the exercise of stock options granted pursuant to the 2000 Stock Plan should qualify as “performance based” compensation for purposes of Section 162(m). None of the Company’s executive officers received other compensation that exceeded the applicable deductibility limits in 2005.
Thompson Dent, Compensation Committee Chairman
Frank Gordon, Compensation Committee Member
The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT FOR 2005
     The Audit Committee of the Board of Directors is comprised of three directors who are independent directors as defined under Nasdaq Rule 4200(a)(15). The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the Nasdaq listing standards and Section 10A-3 of the Securities Exchange Act. During 2005, the members of the Audit Committee were Messrs. Hinds, Gordon, and McLaren. In addition, Mr. Dayani, a former board member, served through the first meeting of 2005.
     In accordance with its written charter, the Audit Committee oversees HealthStream’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence.
     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their understanding of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
     The Audit Committee is governed by an amended charter (please see Appendix A). The Audit Committee held six meetings during fiscal year 2005.
Ronald Hinds, Audit Committee Chairman
Frank Gordon, Audit Committee Member
Jeffrey McLaren, Audit Committee Member
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has selected Ernst & Young LLP to serve as our independent auditors for 2006. The independent auditors will audit our consolidated financial statements for 2006. Ernst & Young LLP has served as our independent auditors since 1998. Representatives of Ernst & Young LLP will attend our annual shareholders’ meeting. They will have an opportunity to speak and respond to your questions.
Independent Auditor Fee Information
     Audit Fees. Fees for audit services totaled $170,000 and $141,037 in 2005 and 2004, respectively, including fees associated with the audit of our annual financial statements and the reviews of our quarterly reports on Form 10-Q.
     Audit-Related Fees. Fees for audit-related services during 2005 and 2004 totaled $143,347 and $26,400, respectively. Audit-related services principally include acquisition audit services associated with DMR, consultation related to accounting and disclosure of transactions, and the annual audit of the Company’s employee benefit plans.
     Tax Fees. Fees for tax services totaled $39,210 and $24,500 during 2005 and 2004, respectively. The tax fees relate to federal and state tax compliance matters, including the utilization of our net operating losses as well as tax advice and planning.
     All Other Fees. There were no other fees paid during 2005 and 2004 that were not included in the captions above.
Pre-Approval Policies and Procedures
     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.

GENERAL INFORMATION
Important Notice Regarding Delivery of Shareholder Documents
     The rules of the Securities and Exchange Commission allow the Company to send a single copy of the Proxy Statement and Annual Report to Shareholders to any household at which two or more shareholders reside if the Company believes the shareholders are members of the same family, unless the Company has received contrary instructions from a shareholder. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce the Company’s expenses. The rule applies to the Company’s annual reports and proxy statements. Each shareholder in the household will continue to receive a separate proxy card.
     If your shares are registered in your own name and you would like to receive your own set of the Company’s annual disclosure documents this year or in future years, or if you share an address with another shareholder and together both of you would like to receive only a single set of the Company’s annual disclosure documents, please contact the Company’s Secretary by calling (800) 845-1579 or writing to the Company at HealthStream, Inc., Investor Relations Department, 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly. The Company will deliver within 30 days upon oral or written request a separate copy of the Proxy Statement or Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.
Annual Report
     Our 2005 Annual Report to Shareholders is being mailed to shareholders with this proxy statement. The Annual Report is not part of the proxy solicitation materials.
Additional Information
     A copy of our Annual Report on Form 10-K for the year ended December 31, 2005, excluding certain of the exhibits thereto, may be obtained without charge by writing to HealthStream, Inc., Investor Relations Department, 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 or by making an oral request by calling (615) 301-3237. The Company’s Annual Report on Form 10-K and various other filings also may be accessed in the governance section of our website at www.healthstream.com or www.sec.gov.
Nashville, Tennessee
April 25, 2006

APPENDIX A
RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF HEALTHSTREAM, INC.
I. AUDIT COMMITTEE PURPOSE
The Audit Committee (the “Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
•	Oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements.

•	Oversee the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Oversee the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.
The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain independent legal, accounting, or other advisors as it deems necessary or appropriate in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
The Committee’s oversight responsibility recognizes that the Company’s management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company’s financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company’s financial statements are true and complete or are in accordance with generally accepted accounting principles.
II. AUDIT COMMITTEE COMPOSITION AND MEETINGS
The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee must also meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of The Nasdaq Stock Market, Inc. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission.
The Committee shall meet at least four times annually, or more frequently as circumstances require, including teleconferences when appropriate. The Committee Chair shall prepare and/or approve an agenda for each meeting. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting; provided that the Committee may form and delegate authority to subcommittees or members when appropriate. The Committee shall meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee shall communicate with management and the independent auditors’ quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.
III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES
The following functions shall be the common recurring activities of the Committee in carrying out its oversight duties and responsibilities. The Committee may undertake additional duties and responsibilities as the Board or the Committee deems appropriate given the circumstances.
Document/Reports Review Procedures
1.	The Committee shall review and assess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations or applicable listing standards.
2.	The Committee shall review and discuss with the Company’s management and independent auditors the Company’s annual audited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.
3.	The Committee shall review with management and the independent auditors the Company’s quarterly financial results and quarterly unaudited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Company’s selection, application and disclosure of critical accounting policies and practices used in such financial statements. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q.
4.	Discuss with management and the independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s processes and controls that could materially affect the Company’s financial statements and financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

5.	Discuss with management the Company’s earnings guidance prior to the release thereof.
6.	Discuss with the independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 90, as such standards may be modified or supplemented.
7.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
Independent Auditors
8.	The independent auditors are accountable to the Committee and the Board of Directors and shall report directly to the Committee. The Committee shall review the independence and performance of the auditors annually. In addition, the Committee shall:
•	oversee the work of the outside auditors and review the independent auditors’ audit plan including scope, staffing, locations, reliance upon management and general audit approval;

•	resolve disagreements between management and the outside auditors regarding financial reporting;

•	establish hiring policies for employees or former employees of the outside auditors;

•	pre-approve all auditing services to be provided by the outside auditors;

•	pre-approve all non-auditing services, including tax services, to be provided by the outside auditors, subject to such exceptions as may be determined by the Committee to be appropriate and consistent with federal and regulatory provisions;

•	receive reports from the outside auditors regarding critical accounting policies and practices, alternative treatments of financial information and generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

•	receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors; and

•	discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors’ objectivity and independence.
9.	The Committee shall have the ultimate authority and responsibility to select (subject, if sought, to shareholder ratification), determine the compensation of, oversee the work of, and where appropriate, terminate and replace the outside auditors.
Legal Compliance
10.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.
Other Audit Committee Responsibilities
11.	Review and approve all related-party transactions involving Covered Persons as defined in the Company’s Code of Ethics.
12.	Monitor, oversee and review compliance with the provisions of the Company’s Code of Ethics that relate to accounting disclosures and regulations of the Securities and Exchange Commission (“SEC”) or The Nasdaq Stock Market, Inc. (“Nasdaq”).
13.	Serve as the initial reviewing body for allegations of violations of the Code of Ethics or requests for waivers of the provisions of the Code of Ethics by a director or executive officer of the Company that relate to accounting disclosures and regulations of the SEC or Nasdaq.
14.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.
15.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.
16.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.
17.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and of the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF HEALTHSTREAM, INC.
     The undersigned shareholder(s) of HealthStream, Inc., a Tennessee corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 25, 2006, and hereby appoints Robert A. Frist, Jr. and Susan A. Brownie, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Shareholders of HealthStream, Inc. to be held on Thursday, May 25, 2006 at 2:00 p.m. Central Daylight Time, at 209 10th Avenue, Suite 450, Nashville, Tennessee 37203, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:
(1) To elect Robert A. Frist, Jr., Frank Gordon, and Ronald Hinds for election as Class III directors to the Board of Directors until the 2009 Annual Meeting of Shareholders and until their respective successors are elected and qualified and to elect Michael Shmerling for election as Class II director to the Board of Directors until the 2008 Annual Meeting of Shareholders and until his respective successor is elected and qualified.
☐ FOR all nominees listed below (except as indicated to the contrary below):
          Robert A. Frist, Jr., Frank Gordon, Ronald Hinds, and Michael Shmerling
☐ WITHHOLD authority to vote for all nominees
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:
_____________________________________________________________________________________________
(2) To vote in accordance with their best judgment with respect to any other matters which may properly come before the meeting or any adjournment or adjournments thereof.
PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.
     This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the proposal set forth herein and as the proxies deem advisable on such other matters as may come before the meeting.
Dated:__________________ Signature:_____________________________________
Dated:__________________ Signature:_____________________________________
(This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)